Exhibit 99.1

KOPIN TAIWAN CORPORATION

Financial Statements

December 31, 2007 and 2008

(With Report of Independent Auditor’s)

Report of Independent Auditor’s

The Board of Directors and Stockholders

Kopin Taiwan Corporation:

We have audited the accompanying balance sheets of Kopin Taiwan Corporation as of December 31, 2007 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kopin Taiwan Corporation as of December 31, 2007 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008, in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers, the related financial accounting standards of the Business Entity Accounting Act and of the Regulation on Business Entity Accounting Handling, and accounting principles generally accepted in the Republic of China.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further described in note 18 to the financial statements, the Company has suffered recurring operating losses, has an accumulated deficit and its current liabilities significantly exceed its current assets that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 18. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in note 14 to the financial statements, the Company engages in significant transactions with related parties. Also, as further described in note 17 to the financial statements, in August 2009, Kopin Corporation acquired a controlling financial interest in the Company and the Company therefore became a subsidiary of Kopin Corporation at that time. The accompanying financial statements do not contain adjustments to the reported assets and liabilities that might result from the application of acquisition method of accounting by Kopin Corporation.

The financial statements as of and for the year ended December 31, 2008, have been translated into United States dollars solely for the convenience of the readers. We have audited the translation, and in our opinion, the financial statements expressed in New Taiwan dollars have been translated into United States dollars on the basis set forth in note 2(m) to the financial statements.

Accounting principles generally accepted in the Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 19 to the financial statements.

/s/ KPMG

Hsinchu, Taiwan (Republic of China)

September 21, 2009

KOPIN TAIWAN CORPORATION

Balance Sheets

December 31, 2007 and 2008

(Expressed in New Taiwan dollars and US dollars)

	2007	2008
	NT$	NT$	US$
Assets
Current assets:
Cash (note 3)	12,729,798	7,961,735	243,032
Notes and accounts receivable, net (note 4)	59,166,368	4,875,073	148,812
Receivables from related parties (note 14)	80,822,164	52,555,487	1,604,258
Other receivables from related parties (note 14)	58,598,547	—	—
Other financial assets – current	1,080,226	560,724	17,116
Inventories, net (note 5)	70,658,749	29,885,809	912,265
Restricted cash in bank (note 15)	1,902,342	100,000	3,053
Other current assets	1,185,613	1,625,058	49,605

	286,143,807	97,563,886	2,978,141

Property, plant and equipment (notes 7 and 15):
Buildings	285,467,501	289,386,332	8,833,526
Machinery and equipment	456,059,452	458,875,056	14,007,175
Other equipment	12,046,340	11,713,790	357,564

	753,573,293	759,975,178	23,198,265
Less: accumulated depreciation	(330,334,066)	(397,137,204)	(12,122,625)
accumulated impairment	—	(239,192,716)	(7,301,365)
Prepayment for machinery and equipment	3,312,930	1,226,930	37,452

	426,552,157	124,872,188	3,811,727

Intangible assets (notes 7 and 8)	52,239,081	10,254,230	313,011

Other assets
Refundable deposits	102,829	102,829	3,139
Deferred charges	1,432,067	1,901,489	58,043

	1,534,896	2,004,318	61,182

Total assets	766,469,941	234,694,622	7,164,061

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term loans (notes 9)	51,662,961	—	—
Long-term borrowings - current portion (note 10)	54,990,000	—	—
Accounts payable	45,005,785	30,620,415	934,689
Payables to related parties (note 14)	68,081,581	50,999,841	1,556,771
Loan payable to Kopin Corporation (note 14)	—	65,720,000	2,006,105
Advanced receipts - related parties (note 14)	—	20,000,000	610,501
Accrued expenses and other current liabilities	23,091,950	23,912,370	729,926

	242,832,277	191,252,626	5,837,992
Long-term borrowings (note 10)	20,000,000	—	—

Total liabilities	262,832,277	191,252,626	5,837,992

Stockholders’ equity (note 11):
Common stock	630,000,000	630,000,000	19,230,769
Accumulated deficit	(126,362,336)	(586,558,004)	(17,904,700)

Total stockholders’ equity	503,637,664	43,441,996	1,326,069
Commitments and contingencies (note 16)

Total liabilities and stockholders’ equity	766,469,941	234,694,622	7,164,061

KOPIN TAIWAN CORPORATION

Statements of Operations

Years ended December 31, 2007 and 2008

(Expressed in New Taiwan dollars and US dollars)

	2007	2008
	NT$	NT$	US$
Net sales (note 14)
Net sales to related parties	178,154,496	207,285,198	6,327,387
Net sales to third parties	119,233,412	19,010,116	580,284

	297,387,908	226,295,314	6,907,671
Cost of goods sold (notes 5 and 14)	250,251,575	313,112,251	9,557,761

Gross profit (loss)	47,136,333	(86,816,937)	(2,650,090)

Operating expenses:
Selling and marketing expenses (notes 4 and 14)	3,743,602	20,093,658	613,359
General and administrative expenses	30,491,783	31,519,713	962,140
Research and development expenses	38,047,350	48,586,394	1,483,101
Impairment loss (note 7)	—	267,388,278	8,162,036

	72,282,735	367,588,043	11,220,636

Operating loss	(25,146,402)	(454,404,980)	(13,870,726)

Non-operating income and gains:
Interest income	465,349	26,799	818
Gain on disposal of investments (notes 6 and 14)	8,194,199	—	—
Other income (note 14)	225,526	3,685,738	112,507

	8,885,074	3,712,537	113,325

Non-operating expenses and losses:
Interest expense	5,549,597	2,521,422	76,966
Investment loss under equity method (note 6)	3,677,264	—	—
Foreign currency exchange loss, net	633,347	5,662,583	172,851
Other loss	66,641	1,319,220	40,269

	9,926,849	9,503,225	290,086

Loss before income tax	(26,188,177)	(460,195,668)	(14,047,487)
Income tax (note 12)	—	—	—

Net loss	(26,188,177)	(460,195,668)	(14,047,487)

KOPIN TAIWAN CORPORATION

Statements of Stockholders’ Equity

Years ended December 31, 2007 and 2008

(Expressed in New Taiwan dollars, US dollars and shares)

	Capital stock
	Number of shares	Common stock	Capital surplus	Accumulated deficit	Cumulative translation adjustments	Total
Balance at January 1, 2007	105,282,668	1,052,826,680	258,338,200	(774,100,867)	1,516,887	538,580,900
Reduction of capital surplus to offset accumulated deficit	—	—	(251,100,028)	251,100,028	—	—
Reduction of common stock to offset accumulated deficit	(42,282,668)	(422,826,680)	—	422,826,680	—	—
Effect of disproportionate participation in investee’s capital increase	—	—	(7,238,172)	—	—	(7,238,172)
Foreign currency cumulative translation adjustments	—	—	—	—	(1,516,887)	(1,516,887)
Net loss	—	—	—	(26,188,177)	—	(26,188,177)

Balance at December 31, 2007	63,000,000	630,000,000	—	(126,362,336)	—	503,637,664
Net loss	—	—	—	(460,195,668)	—	(460,195,668)

Balance at December 31, 2008	63,000,000	630,000,000	—	(586,558,004)	—	43,441,996

Balance at December 31, 2008 (in US$)		19,230,769	—	17,904,700	—	1,326,069

KOPIN TAIWAN CORPORATION

Statements of Cash Flows

Years ended December 31, 2007 and 2008

(Expressed in New Taiwan dollars and US dollars)

	2007	2008
	NT$	NT$	US$
Cash flows from operating activities:
Net loss	(26,188,177)	(460,195,668)	(14,047,487)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81,640,891	80,924,977	2,470,237
Allowance for (reversal of) doubtful accounts and sales returns and allowances	(1,805,190)	16,031,576	489,364
Provision for inventory devaluation	5,700,560	59,775,501	1,824,649
Impairment loss	—	267,388,278	8,162,035
Gain from disposal of investment	(8,194,199)	—	—
Investment loss under equity method	3,677,264	—	—
Decrease (increase) in notes and accounts receivable	(16,952,617)	41,881,713	1,278,441
Decrease (increase) in receivables from related parties	(47,126,228)	24,644,683	752,280
Increase in inventories	(24,399,609)	(19,002,561)	(580,054)
Decrease in other current assets	2,315,544	80,057	2,444
Increase (decrease) in accounts payable	18,821,504	(14,385,370)	(439,114)
Increase (decrease) in payables to related parties	52,866,083	(17,081,740)	(521,421)
Increase (decrease) in other current liabilities	(851,914)	24,420,791	745,446

Net cash provided by operating activities	39,503,912	4,482,237	136,820

Cash flows from investing activities:
Decrease in restricted cash in bank	9,137,058	1,802,342	55,017
Proceeds from disposal of long-term investments	—	58,598,547	1,788,722
Acquisition of property, plant and equipment	(14,508,911)	(8,248,806)	(251,795)
Increase in deferred charges	(1,432,067)	(469,422)	(14,329)

Net cash used in (provided by) investing activities	(6,803,920)	51,682,661	1,577,615

Cash flows from financing activities:
Decrease in short-term borrowings	(6,229,724)	(51,662,961)	(1,577,013)
Proceeds from related party loan (Note 14)	—	65,720,000	2,006,105
Increase in long-term borrowings	45,000,000	—	—
Redemption of long-term borrowings	(63,320,000)	(74,990,000)	(2,289,072)

Net cash used in financing activities	(24,549,724)	(60,932,961)	(1,859,980)

Net increase (decrease) in cash	8,150,268	(4,768,063)	(145,545)
Cash at beginning of year	4,579,530	12,729,798	388,577

Cash at end of year	12,729,798	7,961,735	243,032

Supplemental disclosure of cash flow information:
Cash paid for interest expenses	5,336,601	2,734,418	83,468

Cash paid for income taxes	47,508	2,805	86

Additions to property, plant and equipment
Acquisition of property, plant and equipment	(13,538,151)	(4,648,435)	(141,894)
Decrease in payables for equipment	(970,760)	(3,600,371)	(109,901)

	(14,508,911)	(8,248,806)	(251,795)

Proceeds from disposal of long-term investment
Disposal of long-term investments	58,598,547	—	—
Decrease (increase) in receivables from related parties	(58,598,547)	58,598,547	1,788,722

	—	58,598,547	1,788,722

Supplemental disclosure of non-cash financing activities:
Long-term borrowings - current portion	54,990,000	—	—

KOPIN TAIWAN CORPORATION

Notes to Financial Statements

As of and for the years ended December 31, 2007 and 2008

1.	Organization and Principal Activities

Kopin Taiwan Corporation (the “Company”) began preparing for establishment in May 2000 and was incorporated in the Hsinchu Science Park on February 7, 2001, as a company limited by shares under the laws of the Republic of China (ROC). The Company is engaged in developing, manufacturing, and selling GaAs HBT epi wafers, GaAs optoelectronic epi wafers, nitride LED epi wafers, and microdisplays. As of December 31, 2007 and 2008, the Company had 62 and 95 employees, respectively.

2.	Summary of Significant Accounting Policies

The accompanying financial statements were prepared in accordance with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers, the Business Entity Accounting Act, the Regulation on Business Entity Accounting Handling, and accounting principles generally accepted in the Republic of China. The major accounting policies and measurement basis adopted in preparing the accompanying financial statements are summarized as follows:

(a)	Use of estimates

The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(b)	Foreign currency transactions and translation

The Company’s reporting currency is the New Taiwan dollar. Non-derivative foreign currency transactions are recorded at the exchange rates prevailing at the transaction date. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated into New Taiwan dollars using the exchange rates on that date. The resulting unrealized exchange gains or losses from such translations are reflected in the accompanying statements of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the reporting currency at the foreign exchange rates at the date the fair value was determined. If the non-monetary assets or liabilities are measured at fair value through profit or loss, the resulting unrealized exchange gains or losses from such translation are reflected in the accompanying statements of operations. If the non-monetary assets or liabilities are measured at fair value through stockholders’ equity, the resulting unrealized exchange gains or losses from such translation are recorded as a separate component of stockholders’ equity.

(c)	Principles of classifying assets and liabilities as current and non-current

Cash or cash equivalents that are not restricted in use and assets that will be held primarily for the purpose of being traded or are expected to be realized within 12 months after the balance sheet date are classified as current assets; all other assets are recorded as non-current.

Liabilities that will be held primarily for the purpose of being traded or are expected to be settled within 12 months after the balance sheet date are classified as current liabilities; all other liabilities shall be classified as non-current.

(d)	Asset impairment

Management reviews the Company’s assets (an individual asset or cash-generating unit (“CGU”) associated with the asset, other than goodwill) for impairment at each balance sheet date. If there is any indication of impairment, management estimates the recoverable amount of the asset. Any excess of the carrying amount of the asset over its recoverable amount is recognized as an impairment loss. If there is evidence that the accumulated impairment losses of an asset other than goodwill in prior years no longer exist or have decreased, the amount previously recognized as impairment loss is reversed and the carrying amount of the asset is increased to the recoverable amount. The increase in the carrying amount shall not exceed the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years.

(e)	Allowance for doubtful accounts

The allowance for doubtful accounts is based on the aging, credit quality, and results of the Company’s evaluation of collectibility of the outstanding balance of notes and accounts receivable.

(f)	Inventories

Inventories are stated at the lower of cost or market value. Inventory cost is determined using the weighted-average method. The market value is determined on the basis of replacement cost or net realizable value. When the cost of inventories exceeds its market value, the amount of any write-down of inventories is recognized as cost of sales and recorded in the statement of operations.

(g)	Long-term investments under equity method

Investments are accounted for by the equity method when the Company directly or indirectly owns 20% or more of the investees’ voting stock, or when the Company owns less than 20% of the investees’ voting stock, but is able to exercise significant influence.

If an investee company issues new shares and the Company does not acquire new shares in proportion to its ownership percentage, the Company’s equity in the investee’s equity interest would change accordingly. The change in the equity interest shall be recorded to adjust the capital surplus and long-term investment accounts.

The difference between the selling price and book value of investments sold is recorded as profit or loss on disposal of investments. In proportion to the percentage disposed of, capital surplus resulting from the Company’s proportionate share in the net equity of the investee is recognized in profit or loss.

(h)	Property, plant and equipment

Property, plant and equipment are stated at acquisition cost. Depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Expenditures for maintenance are accounted for as current expenses, and significant renewals and improvements are capitalized. The useful lives of the main property, plant and equipment are as follows:

•	Buildings and improvements: 5~50 years
•	Machinery and equipment: 3~7 years
•	Other equipment: 3~5 years

Gains or losses on the disposal of property, plant and equipment are accounted for as non-operating income or loss in the accompanying statements of income.

(i)	Intangible assets

Effective from January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 37 (SFAS No. 37) “Intangible Assets”. In accordance with SFAS No. 37, except when it forms part of the cost of a business combination, expenditure on research is recognized as an expense when it is incurred.

An intangible asset arising from development shall be recognized if, and only if, the Company can demonstrate all of the following:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale.
•	its intention to complete the intangible asset and use or sell it.
•	its ability to use or sell the intangible asset.
•	how the intangible asset will generate probable future economic benefits.
•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.
•	its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Other development expenditure is recognized as an expense when it is incurred. Intangible assets, other than capitalized development expenditure, should be measured initially at cost. After initial recognition, the aforementioned intangible assets shall be measured at cost less accumulated amortization and accumulated impairment losses.

The depreciable amount of intangible assets is determined after deducting their residual value. Amortization is recognized as an expense on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use. The estimated useful lives of the technical know-how are ten years.

The residual value, the amortization period, and the amortization method for an intangible asset with a finite useful life shall be reviewed at least at each financial year-end. Any changes shall be accounted for as changes in accounting estimates.

(j)	Employee retirement plan

The Company established an employee defined benefit pension plan (the Plan) under the ROC Labor Standards Law covering all regular employees. In accordance with the Plan, payments of retirement benefits are based on years of service and the average salary for the six-month period before the employee’s retirement. Each employee earns two months of salary for the first fifteen years of service and one month of salary for each year of service thereafter. The maximum retirement benefit is 45 months of salary.

Beginning July 1, 2005, pursuant to the ROC Labor Pension Act (hereinafter referred to as the “new system”), employees who are eligible for the Plan but choose to participate in the new system or joined the Company after July 1, 2005, are covered by a defined contribution plan. For these employees, the Company is required to make a monthly contribution at a rate of no less than 6% of the employee’s monthly wages to the employee’s individual pension fund account at the ROC Bureau of Labor Insurance. As the Company has not revised its retirement plan in accordance with the new system, anything not covered by the current retirement plan should be handled pursuant to the ROC Labor Pension Act.

Under the defined benefit retirement plan, in accordance with the requirement of the ROC Labor Standards Law, the Company has contributed 2% of wages and salaries to a pension fund maintained with Bank of Taiwan on a monthly basis. The contribution is recorded as current expense in the accompanying statements of operations.

Under the defined contribution retirement plan, in accordance with the new system, the Company contributes 6% of employees’ monthly wages to the Bureau of Labor Insurance. The contribution for each period is recognized as current expense.

(k)	Revenue recognition

Revenue is recognized when the merchandise is delivered and the associated risks and rewards have been transferred to the customers.

(l)	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred income taxes are determined based on differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse. The income tax effects resulting from taxable temporary differences are recognized as deferred income tax liabilities. The income tax effects resulting from deductible temporary differences, loss carryforwards and income tax credits are recognized as deferred income tax assets. The realization of the deferred income tax assets is evaluated, and if it is considered more likely than not that the asset will not be realized, a valuation allowance is recognized accordingly.

Classification of the deferred income tax assets or liabilities as current or non-current is based on the classification of the related assets or liabilities. If the deferred income tax asset or liability is not directly related to a specific asset or liability, then the classification is based on the asset’s or liability’s expected realization date.

Income tax credits resulting from the purchase of equipment or technology, expenditures for product research and development, and expenditures for staff training are recognized by using the flow-through method.

(m)	Convenience translation into U.S. dollars

The financial statements are stated in New Taiwan dollars. Translation of the 2008 New Taiwan dollar amounts into U.S. dollar amounts is included solely for the convenience of the reader using the noon buying rate of the Federal Reserve Bank in New York on December 31, 2008, of NT$32.76 to US$1. The convenience translations should not be construed as representations that the New Taiwan dollar amounts have been, could have been, or could in the future be, converted into U.S. dollars at this rate or any other rate of exchange.

(n)	Accounting changes

Effective January 1, 2007, the Company adopted ROC SFAS No. 37, “Intangible Assets”. The initial adoption of ROC SFAS No. 37 had no impact on the Company’s financial statements.

3.	Cash

	December 31,
	2007	2008
	NT$	NT$	US$
Cash on hand	15,000	25,000	763
Checking and savings accounts	12,714,798	7,936,735	242,269

	12,729,798	7,961,735	243,032

4.	Notes and Accounts Receivable

	December 31,
	2007	2008
	NT$	NT$	US$
Notes receivable	74,130	3,309,970	101,037
Accounts receivable	59,582,072	14,369,509	438,630
Less: allowance for doubtful accounts	(394,824)	(12,804,406)	(390,855)
allowance for sales returns and discounts	(95,010)	—	—

	59,166,368	4,875,073	148,812

5.	Inventories

	December 31,
	2007	2008
	NT$	NT$	US$
Raw materials	37,633,936	28,269,020	862,913
Finished goods	41,650,120	64,964,502	1,983,043
Work in process	—	5,053,095	154,246
Merchandise	700	700	21
Less: provision for inventory devaluation	(8,626,007)	(68,401,508)	(2,087,958)

	70,658,749	29,885,809	912,265

6.	Long-term Investment under Equity Method

Long-term investment under the equity method as of December 31, 2007, was as follows:

	December 31, 2007			2007
Investee	Percentage of ownership	Accumulated acquisition cost	Book value	Investment loss
				NT$
KoBrite Corporation	—%	—	—	(3,677,264)

(KoBrite)

In 2007, the Company sold all of its investment in KoBrite for the amount of NT$58,282,462 (US$1,779,074), which resulted in a disposal gain of NT$8,194,199 (See Note 14). The related capital surplus of NT$7,238,172 and the cumulative translation adjustments of NT$1,516,887 were transferred and included in disposal gain.

7.	Asset Impairment

	December 31,
	2007	2008
	NT$	NT$	US$
Property, plant and equipment, net	426,552,157	364,064,904	11,113,092
Less: accumulated impairment	—	(239,192,716)	(7,301,365)

	426,552,157	124,872,188	3,811,727

Intangible assets	180,780,665	166,991,376	5,097,417
Less: accumulated impairment	(128,541,584)	(156,737,146)	(4,784,406)

	52,239,081	10,254,230	313,011

The Company is engaged in developing, manufacturing, and selling GaAs HBT epi wafers, GaAs optoelectronic epi wafers, and Nitride LED epi wafers. The Company determined that it is a single cash-generating-unit (CGU) for the purpose of testing assets for impairment. The LED market was impacted by the general downturn in the global economy in the second half of 2008, which led to the sales of LED epi wafers of the Company in 2008 dropping by 73% compared to 2007. The management adjusted the future operating strategy of the Company and will concentrate on the development of MOCVD epi wafers in order to become a professional HBT epi wafer mass-producer. The Company performed an impairment test at 2008 year-end to evaluate the potential impairment of the tangible and intangible assets associated with the above-mentioned business. The management estimated the recoverable amount of the assets based on discounted projected cash flows generated from the remaining useful lives of the main production machines. The discount rate adopted here is 16%.

For year 2008, impairment losses recognized as the excess of the carrying amount of the assets over their recoverable amount were NT$239,192,716 (US$7,301,365) and NT$28,195,562 (US$860,670) for property, plant and equipment and intangible assets, respectively, and NT$267,388,278 (US$8,162,035) in total.

8.	Intangible Assets

		December 31, 2007
	Beginning Balance	Increase	Decrease	Ending Balance
	NT$	NT$	NT$	NT$
Cost:
Technical know-how	300,000,000	—	—	300,000,000
Software	464,654	—	—	464,654

	300,464,654	—	—	300,464,654

Less: accumulated amortization:
Technical know-how	105,520,916	13,749,984	—	119,270,900
Software	298,027	115,062	—	413,089

	105,818,943	13,865,046	—	119,683,989

Less: accumulated impairment:
Technical know-how	128,541,584	—	—	128,541,584
Software	—	—	—	—

	128,541,584	—	—	128,541,584

Net carrying amount	66,104,127	(13,865,046)	—	52,239,081

	December 31, 2008
	Beginning Balance	Increase	Decrease	Ending Balance
	NT$	NT$	NT$	NT$	US$
Cost:
Technical know-how	300,000,000	—	—	300,000,000	9,157,509
Software	464,654	—	288,654	176,000	5,373

	300,464,654	—	288,654	300,176,000	9,162,882

Less: accumulated amortization:
Technical know-how	119,270,900	13,749,984	—	133,020,884	4,060,467
Software	413,089	39,305	288,654	163,740	4,998

	119,683,989	13,789,289	288,654	133,184,624	4,065,465

Less: accumulated impairment:
Technical know-how	128,541,584	28,195,562	—	156,737,146	4,784,406
Software	—	—	—	—	—

	128,541,584	28,195,562	—	156,737,146	4,784,406

Net carrying amount	52,239,081	(41,984,851)	—	10,254,230	313,011

Pursuant to a resolution of the board of directors’ meeting held on February 16, 2001, the Company issued NT$290,000,000 of common stock for capital increase. Included in the NT$290,000,000 was NT$250,000,000 in the form of technical know-how owned by one of the shareholders, Kopin Corporation, which was adopted by the Company for production and R&D activities. In addition, pursuant to a resolution of the board of directors’ meeting held on January 13, 2006, the Company paid NT$50,000,000 to acquire technical know-how for production from Kopin Corporation.

An impairment loss of NT$128,541,584 was recognized for the above intangible assets at the end of 2006 when the Company performed an impairment test triggered by a management decision on strategy change. An additional impairment loss of NT$28,195,562 (US$860,670) was recognized in 2008 for those assets as a result of the impairment test as of December 31, 2008 (See Note 7).

9.	Short-term Loans

	December 31,
	2007	2008
	NT$	NT$	US$
Letter of credit borrowings	1,662,961	—	—
Unsecured loan	50,000,000	—	—

	51,662,961	—	—

Range of interest rate	2.64%~3.28%	—	—

10.	Long-term Borrowings

			December 31,
Bank	Purpose	Line of credit and key terms	2007	2008
			NT$	NT$	US$
Mega Bank	Purchase of machinery and equipment	From Sep. 4, 2003, to Sep. 4, 2008, NT$200 million, repayable in 15 quarter installments starting from Mar. 4, 2005, annual interest at 3.88%~4.26% in 2007 and 4.26%~4.35% in 2008.	39,990,000	—	—
Chang Hwa Bank	Working capital	From Mar. 1, 2007, to Jun. 1, 2010, NT$45 million, repayable in 12 quarter installments starting from Jun. 1, 2007, annual interest at 3.53%~3.89% in 2007 and 3.48%~3.98% in 2008.	35,000,000	—	—
Less: long-term borrowings - current portion			(54,990,000)	—	—

			20,000,000	—	—

As of November 13 2008, the Company had made early repayment in full for the aforementioned long-term borrowings.

11.	Stockholders’ Equity

(a)	Common stock

Pursuant to the special shareholders’ meeting resolution on September 12, 2007, the Company reduced common stock by 42,282,668 shares to offset accumulated deficit at par value of NT$10; in addition, the Company planned to issue 10,000,000 shares of common stock for cash at equal to or greater than NT$16 per share. The aforementioned common stock reduction plan was registered with and approved by the governmental authorities based on the percentage of ownership on September 25, 2007; however, in consideration of the adjustment of operating strategy, the plan to increase common stock was cancelled pursuant to a board of directors’ resolution on November 29, 2007.

As of December 31, 2007 and 2008, the Company’s authorized common stock, at par value of NT$10 per share, was NT$1,500,000,000 (US$45,787,546), and the issued common stock was NT$630,000,000 (US$19,230,769).

(b)	Capital surplus

Pursuant to the ROC Company Act, capital surplus can only be used to offset a deficit. However, capital surplus derived from paid-in capital in excess of par value and gain on donation can be used to increase share capital if there is no accumulated deficit.

Pursuant to the shareholders’ meeting resolution on June 1, 2007, the Company reduced the capital surplus generated from issuance of common stock by NT$251,100,028 to offset accumulated deficit.

In 2007, the Company disposed of all its investments in KoBrite. The related capital surplus from disproportionate participation in KoBrite’s capital increase in previous years was transferred to current income. Please refer to note 6.

(c)	Distribution of earnings

According to the Company’s articles of incorporation, 10% of annual net income after offsetting the accumulated deficit is to be set aside as legal reserve. Of the remaining balance, 10% should be distributed as employee bonuses, and the distribution of stockholders’ dividends is subject to the proposal of the board of directors and the approval of the stockholders.

12.	Income Taxes

The statutory income tax rate applicable to the Company is 25%. Effective January 1, 2006, an alternative minimum tax (“AMT”) in accordance with the Income Basic Tax Act (“IBTA”) is calculated. The differences between the expected income tax benefit based on the ROC statutory income tax rate and the actual income tax benefit as reported in the accompanying financial statements for the years ended December 31, 2007 and 2008 are summarized as follows:

	2007	2008
	NT$	NT$	US$
Income tax benefit computed at the statutory tax rate	(6,547,044)	(115,048,917)	(3,511,872)
Tax effect of permanent difference	3,466,262	13,255,902	404,637
Increase in investment tax credits	(5,667,642)	—	—
Change in valuation allowance	(31,259,900)	78,886,003	2,407,998
Expiration of investment tax credits	6,605,452	2,960,798	90,378
Expiration of loss carryforwards	23,043,158	—	—
Differences between examined or declared income tax and estimated income tax of prior years	10,359,714	19,946,214	608,859

Actual income tax benefit	—	—	—

The components of deferred income tax assets (liabilities) as of December 31, 2007 and 2008, are summarized as follows:

	December 31,
	2007	2008
	NT$	NT$	US$
Current assets (liabilities):
Loss carryforwards	32,747,599	—	—
Investment tax credits	2,960,798	8,795,777	268,409
Provision for inventory devaluation	2,156,502	17,100,377	521,830

	December 31,
	2007	2008
	NT$	NT$	US$
Allowance for doubtful accounts	—	3,488,616	106,458
Allowance for sales returns and discounts	—	433,341	13,224
Others	(32,633)	1,117,239	34,093

	37,832,266	30,935,350	944,014
Valuation allowance	(37,832,266)	(30,935,350)	(944,014)

	—	—	—

Non-current assets:
Loss carryforwards	97,124,912	132,754,725	4,051,106
Investment tax credits	19,167,624	9,522,550	290,587
Impairment loss	—	59,798,179	1,824,784

	116,292,536	202,075,454	6,166,477
Valuation allowance	(116,292,536)	(202,075,454)	(6,166,477)

	—	—	—

Total deferred tax assets	154,124,801	233,010,804	7,110,491

Total valuation allowance for deferred tax assets	154,124,801	233,010,804	7,110,491

As of December 31, 2008, the tax authorities had examined the income tax returns of the Company for all fiscal years through 2007.

According to the ROC Income Tax Act, a net operating loss, as assessed by the tax authority, can be carried forward to offset future taxable income within ten years. As of December 31, 2008, loss carryforwards which could be used to offset future taxable income were as follows:

		Loss amount
Filing year	Year of expiration	NT$	US$
2003 (examined)	2013	105,990,375	3,235,359
2004 (examined)	2014	95,974,671	2,929,630
2005 (examined)	2015	109,262,828	3,335,251
2006 (examined)	2016	113,226,890	3,456,254
2007 (examined)	2017	16,174,647	493,732
2008 (estimated)	2018	90,389,488	2,759,142

		531,018,899	16,209,368

According to the ROC Statute for Upgrading Industries, investment tax credits can be used to reduce one-half of the Company’s yearly income tax liabilities. The unused tax credits can be carried forward for the following four years and will not be subject to the 50% reduction limit during the last year.

As of December 31, 2008, the Company’s unused investment tax credits and related expiration years were as follows:

		Tax credits unused
Filing year	Year of expiration	NT$	US$
2005 (examined)	2009	8,795,777	268,491
2006 (examined)	2010	4,704,205	143,596
2007 (examined)	2011	4,818,345	147,080

		18,318,327	559,167

As of December 31, 2007 and 2008, the balance of the Company’s imputation credit account (“ICA”) was zero.

13.	Financial Instruments

(a)	Fair value information

(1)	Details of publicly quoted market prices and fair values estimated based on a valuation technique of financial instruments were as follows:

	December 31, 2007
	Publicly quoted market prices	Fair value based on valuation technique
	NT$	NT$
Financial assets:
Cash (including restricted cash in bank)	14,632,140	—
Notes and accounts receivable (including receivables from related parties)	—	139,988,532
Other receivable from related parties	—	58,598,547
Other financial assets - current	—	1,080,226
Refundable deposits	—	102,829
Financial liabilities:
Short-term loans	—	51,662,961
Notes and accounts payable (including payables to related parties)	—	113,087,366
Other payable to related parties	—	—
Long-term borrowings (including current portion)	—	74,990,000

	December 31, 2008
	Publicly quoted market prices		Fair value based on valuation technique
	NT$	US$	NT$	US$
Financial assets:
Cash (including restricted cash in bank)	8,061,735	246,085	—	—
Notes and accounts receivable (including receivables from related parties)	—	—	57,430,560	1,753,070
Other receivable from related parties	—	—	—	—
Other financial assets - current	—	—	560,724	17,116
Refundable deposits	—	—	102,829	3,139

Financial liabilities:
Notes and accounts payable (including payables to related parties)	—	—	80,857,762	2,468,185
Other payable to related parties	—	—	66,482,494	2,029,380

(2)	The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

(i)	Except for short-term financial instruments, the fair value of financial instruments is based on the quoted market value. If the market value is unavailable, the Company will estimate the fair value using estimates and assumptions generally used in the market for product pricing.

(ii)	The carrying amounts of notes and accounts receivable, including receivables from related parties, other receivable from related parties, other financial assets - current, short-term loans, notes and accounts payable, including payables to related parties, and other payable to related parties, approximate their fair value due to the short-term nature of these items.

(iii)	Long-term borrowings are obtained at floating rates, so their fair value approximates their carrying value.

(b)	Financial risk information

(1)	Credit risk

The Company’s potential credit risk is derived primarily from cash (including restricted cash in bank) and accounts receivable (including receivables from related parties). The Company maintains its cash in various creditworthy financial institutions. All of these financial institutions are located in the ROC. Management performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any one institution.

The majority of the Company’s customers are in the electronics industry. As of December 31, 2007 and 2008, 78% and 82%, respectively, of total accounts receivable consisted of five and three customers, respectively. However, the Company continuously evaluates the financial status of those customers and the collectibility of related trade receivables, and provides allowances for bad debts, if necessary. The Company had accounts receivable of NT$14,369,509 outstanding as of December 31, 2008. Since certain customers have delayed paying a large portion of their outstanding accounts receivable, management has significantly increased the allowance for doubtful accounts as of December 31, 2008. See Note 4. Any default by any such customer, a prolonged delay in the payment of accounts receivable, or the extension of payment terms for the Company’s customers could adversely affect the Company’s cash flow, liquidity and operating results.

(2)	Liquidity risk

The Company has significant liquidity risk because its current liabilities exceed its current assets, has suffered recurring operating losses and has an accumulated deficit. The Company has also recently experienced difficulty in obtaining financing from banks and therefore has been relying on continued loans and advances form related parties for its recent sources of liquidity.

(3)	Cash flow risk resulting from change in interest rates

The Company’s short-term borrowings from related parties are floating-interest-rate borrowings. As a result, the Company is exposed to fluctuation in interest rates that affect cash flows for interest payments on these borrowings. If the general market interest rate increases by one percent, cash outflows related to interest payments are expected to increase by approximately NT$657,200 (US$20,061) per annum.

14.	Related-party Transactions

(a)	Name and relationship

Name of related party	Relationship with the Company

Kopin Corporation (Kopin)	A significant shareholder, with two of its executives being directors of the Company
KoBrite Corporation (KoBrite)	Investee accounted for under the equity method by the Company (Note)
Advanced Wireless Semiconductor Company (AWSC)	The Company’s chairman of the board of directors is also an AWSC director

KoBrite Taiwan Corporation	Subsidiary of KoBrite

Note:	In November 2007, the Company sold all of its shares of KoBrite; however, the Company is still has one seat on the board of directors of KoBrite.

(b)	Significant transactions with related parties

Significant transactions with related parties of the Company were as follows.

(1)	Sales

	2007	2008
	NT$	NT$	US$

Kopin	141,457,476	113,337,067	3,459,617
KoBrite	36,697,020	93,948,131	2,867,770

	178,154,496	207,285,198	6,327,387

The collection terms for sales to Kopin were month-end 60 days for fiscal years 2007 and 2008. The pricing and terms for sales to Kopin were not comparable to those for unrelated parties because finished goods for sale to Kopin were not sold to unrelated parties. The collection terms for sales to KoBrite were month-end 90 days. The pricing and terms for sales to KoBrite were not materially different from those for unrelated customers.

As of December 31, 2007 and 2008, receivables resulting from the above transactions were as follows:

	December 31,
	2007	2008
	NT$	NT$	US$

Kopin	72,953,601	32,588,511	994,765
KoBrite	7,868,563	23,588,970	720,054
Less: allowance for doubtful accounts	—	(1,888,629)	(57,650)
allowance for sales returns and discounts	—	(1,733,365)	(52,911)

	80,822,164	52,555,487	1,604,258

As of December 31, 2008, the Company had collected NT$20,000,000 (US$610,501) in advance from KoBrite, which was recorded as advanced receipt.

(2)	Purchases

	2007	2008
	NT$	NT$	US$

Kopin	65,149,620	51,312,903	1,566,328
KoBrite	—	90,864	2,774

	65,149,620	51,403,767	1,569,102

The payment terms for purchases from Kopin were month-end 30 days for fiscal years 2007 and 2008. The pricing and terms for purchases from Kopin were not comparable to those for unrelated parties because raw materials purchased from Kopin were different from those from unrelated parties. The payment terms for purchases from KoBrite were month-end 90 days. The pricing and terms for purchases from KoBrite were not materially different from those for unrelated vendors.

As of December 31, 2007 and 2008, payables resulting from the above transactions were as follows:

	December 31,
	2007	2008
	NT$	NT$	US$

Kopin	63,640,643	50,144,419	1,530,660
KoBrite	—	92,928	2,836

	63,640,643	50,237,347	1,533,496

(3)	Property transactions

In 2007, the Company sold out all of its investment in KoBrite, with original cost of NT$64,260,000, to KoBrite for NT$58,282,462. While the accumulated investment loss on KoBrite under the equity method amounted to NT$14,171,737 as of the disposal date, the gain on disposal of this investment was NT$8,194,199. As of December 31, 2007 and 2008, the amount of receivable due to the above transaction was NT$58,598,547 and, NT$0 (US$0) respectively, and was included in other receivable from related parties.

In February 2009, the Company entered into a agreement with KoBrite Taiwan Corporation to sell certain of machinery and equipment with carrying value of NT$36,576,072 (US$1,116,486) for a price of NT$53,000,000 (US$1,617,827) in cash. The transaction is scheduled to be closed by the end of 2009.

(4)	Financing activities

The loan the Company received from Kopin on August 29, 2008 is summarized as follows:

Highest balance of borrowings	Interest %	Balance at December 31, 2008		Interest expense	Accrued interest at December 31, 2008	Collateral
NT$		NT$	US$

65,720,000	LIBOR+1%	65,720,000	2,006,105	—	—	See note 15

(5)	Others

The Company sold scrapped material amounting to NT$17,141 and NT$305,411 (US$9,323) to AWSC for the years ended December 31, 2007 and 2008, respectively.

As of December 31, 2007 and 2008, balances due to Kopin that resulted from the prior-year training expenditures were NT$752,818 and NT$762,494 (US$23,275), respectively. Also, the amount due to Kopin for collection on its behalf amounted to NT$3,688,120 and NT$0 (US$0), respectively, and was included in other payable to related parties.

15.	Pledged Assets

As of December 31, 2007 and 2008, the book values of pledged assets were as follows:

		December 31,
Pledged asset	Pledged to secure	2007	2008
		NT$	NT$	US$

Time deposit (recorded in restricted cash in bank)	Guarantees for customs duties	100,000	100,000	3,053
Time deposit (recorded in restricted cash in bank)	Letters of credit	1,802,342	—	—
Machinery and equipment	Long-term borrowings	200,776,541	—	—
Machinery and equipment	Loan payable to Kopin Corporation	—	43,494,740	1,327,678
Buildings	Loan payable to Kopin Corporation	—	43,391,435	1,324,525

		202,678,883	86,986,175	2,655,256

16.	Commitments and Contingencies

(a)	The Company entered into the License agreement with Kopin Corporation on January 11, 2001. According to the agreement, Kopin Corporation granted to the Company a non-exclusive license (without the right to sub-license) to use Kopin Corporation’s know-how for the purpose of manufacturing products in Taiwan and selling products solely to Kopin Corporation (the “Permitted Purpose”) for the shorter of three years or when the Company files a registration statement for an initial public offering which is declared effective by a nationally recognized exchange. On January 11, 2004, the license agreement was renewed and extended for another three years. The Company shall not, during or after the term of the License, disclose any of Kopin Corporation’s know-how to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Company use any of Kopin Corporation’s know-how for any purpose other than for the Permitted Purpose.

(b)	In February 2008, the Company entered into an operating lease agreement for operating facilities with Highlight Optoelectronics Inc. started from March 2008 for a period of 10 years. However, due to adjustment in operating strategies, the Company terminated the agreement in November 2008.

17.	Subsequent Event

On August 11, 2009, the Company received government approvals for Kopin’s additional investment of NT$195,724,680 (US$5,974,502)in cash. As a result of the acquisition, Kopin’s equity ownership interest in the Company increased from 35% to 86% and the Company became a subsidiary of Kopin Corporation. These financial statements do not contain adjustments to the reported assets and liabilities that might result from the application of acquisition method of accounting by Kopin Corporation.

18.	Financial Position and Management’s Plans

At December 31, 2008, the Company’s current liabilities exceeded its current assets by NT$ 93,688,740 (US$2,858,979), its accumulated deficit amounted to NT$586,558,004 (US$17,904,701), which was in excess of 90% of its stock capital, and the Company has suffered recurring operating losses. Pursuant to Company Act, the board of directors has reported its operating status to its stockholders on June 26, 2009. In order to improve the financial position, the Company’s management intends to adopt the following operating plans:

(a)	Continue to develop the core technology of MOCVD chemical compound semiconductor epi wafers, engage in major InGaP/GaAs HBT epi wafer production, and reduce producing LED epi wafers and LED chips to improve the cost structure.

(b)	Seek further financial support from Kopin Corporation to provide additional funding.

(c)	Propose a new fund raising plan for the purpose of expanding the business scale and increasing the working capital at the board of directors’ meeting.

As of September 21, 2009, progress achieved on the above plans were as follows:

(a)	The Company has decreased the production of LED epi and LED chip and reduced employee headcount to 27 persons. The unaudited net income and the unaudited operating income of the Company in August 2009 were NT$21,741,870 and NT$2,525,254, respectively.

(b)	The Company has obtained a commitment letter in which Kopin Corporation intends to provide financial support to the Company, if necessary, for at least the next twelve months effective September 21, 2009.

(c)	The stockholders meeting held on June 26, 2009 resolved to decrease the capital amount by NT$585,000,000 to offset the accumulated deficits. In the mean time a plan of capital increase amounted to NT$200,000,000 was resolved by the board of directors on June 26, 2009. The aforementioned capital increase was completed and capital has been received on August 11, 2009. After the increase of capital, the company’s debt ratio has decreased to 31% (unaudited) and the working capital increased to NT$151,894,265 (unaudited) as of August 31, 2009.

While no assurances can be made that the Company will be able to continue to execute on its plans and obtain additional sources of liquidity, management believes that the Company has sufficient sources of liquidity meet its short term obligations as they come due. However, the financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

19.	Summary of Significant Differences between Accounting Principles Generally Accepted in the Republic of China and Accounting Principles Generally Accepted in the United States of America

(a)	The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the Republic of China (“ROC GAAP”), which differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). A discussion of the significant differences between US GAAP and ROC GAAP as they apply to the Company is as follows:

(1)	Equity investment

The Company’s proportionate share of the income (loss) and shareholders’ equity from an equity investee under ROC GAAP may differ from US GAAP if the equity investee’s net income (loss) and shareholders’ equity are different under the two GAAPs. Those differences for the equity investees include operating lease and purchase price allocation. The aforementioned difference made that the investment loss and disposal gain under US GAAP is higher than ROC GAAP.

(2)	Pension benefits

Under the related financial accounting standards of the ROC Business Entity Accounting Act and government regulations, the Company recognizes pension cost of defined benefit retirement plan as current expense based on the contribution which is pursuant to ROC Labor Standards Law.

Under US GAAP, SFAS No. 87 “Employers’ Accounting for Pensions” requires the Company to determine the accumulated pension obligation and pension expense on an actuarial basis. SFAS No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.” establishes standards for an employer’s accounting for settlement of defined benefit pension obligations, for curtailment of a defined benefit pension plan, and for termination benefits.

Effective from September of 2006, SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” requires the funded status of a defined benefit plan to be recognized on the balance sheet and the recognition of changes in funded status in the year in which the changes occur through comprehensive income. SFAS No. 132 and SFAS No. 158 did not change the measurement or recognition of net periodic pension expense. The adoption of SFAS No. 158 had no effect on the statements of income for the periods presented.

(b)	US GAAP reconciliations

(1)	Reconciliation of net income

	For the year ended December 31,
	2007	2008
	NT$	NT$	US$

Net loss under ROC GAAP	(26,188,177)	(460,195,668)	(14,047,487)
(1) Pension expense	575,000	820,898	25,058
(2) Long-term equity investment	4,144,569	—	—

Net loss under US GAAP	(21,468,608)	(459,374,770)	(14,022,429)

(2)	Reconciliation of consolidated stockholders’ equity

	December 31,
	2007	2008
	NT$	NT$	US$

Total stockholders’ equity under ROC GAAP	503,637,664	43,441,996	1,326,069
(1) Defined benefit plan
- Accrued pension cost	(235,000)	585,898	17,884
- Recognition of funded status under US SFAS No. 158	(2,014,000)	(1,877,000)	(57,296)

Total stockholders’ equity under US GAAP	501,388,664	42,150,894	1,286,657

(c)	Supplemental inventory disclosure under US GAAP

	December 31,
	2007	2008
	NT$	NT$	US$

Raw materials	35,026,859	22,448,771	685,249
Finished goods	35,631,890	6,441,790	196,636
Work in process	—	995,248	30,380

Total	70,658,749	29,885,809	912,265